                                                                     EXHIBIT 3.1


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                      OF
                       MULTILINK TECHNOLOGY CORPORATION,
                           a California corporation


     The undersigned Richard N. Nottenburg hereby certifies that:

     ONE: He is the duly elected and acting President and Secretary, respectively, of said corporation.

     TWO: The Articles of Incorporation of said corporation shall be amended and restated to read in full as follows:

                                  "ARTICLE I

     The name of this corporation is Multilink Technology Corporation.

                                  ARTICLE II

     The purpose of this corporation is to engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  ARTICLE III

     A.   Classes of Stock; Stock Split; Conversion Into Class B Common Stock.

          1. Classes of Stock. This corporation is authorized to issue three classes of stock to be designated, respectively. "Class A Common Stock," "Class B Common Stock" and "Preferred Stock." The Class A Common Stock and Class B Common Stock are hereinafter referred to collectively as "Common Stock." The total number of shares of stock which the corporation is authorized to issue is Thirty-One Million (31,000,000) shares. Twenty Million (20,000,000) shares shall be Class A Common Stock, par value $.0001 per share, Ten Million (10,000,000) shares shall be Class B Common Stock, par value $.0001 per share, and One Million (1,000,000) shares shall be Preferred Stock, par value $.0001 per share.

          2. Stock Split; Conversion Into Class B Common Stock. Upon the effectiveness of these amended and restated Articles of Incorporation, each outstanding share of Common Stock of the corporation will automatically be converted, without any further action on the part of the holder thereof, into two hundred (200) shares of Class B Common Stock.

     B. Common Stock. The Board of Directors of the corporation may authorize the issuance of shares of Class A Common Stock and shares of Class B Common Stock from time to time. Shares of Common Stock that are redeemed, purchased or otherwise acquired by the corporation may be reissued except as otherwise provided by law. The Board of Directors shall have no power to alter the rights with respect to Class A Common Stock or Class B Common Stock.

          1. Dividends and Distributions. Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall be entitled to receive such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the corporation legally available therefor, provided that the holders of shares of Class A Common Stock and shares of Class B Common Stock shall be entitled to share equally, on a per share basis, in such dividends, subject to the limitations described below. If dividends or other distributions are declared that are payable in shares of Class A Common Stock or shares of Class B Common Stock, including distributions pursuant to stock subdivisions or combinations of Class A Common Stock or Class B Common Stock which occur after the first date upon which the corporation has issued shares of both Class A Common Stock and Class B Common Stock, only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be distributed with respect to Class B Common Stock, unless the Board of Directors of the corporation determines in its discretion that it is more desirable to distribute shares of Class A Common Stock with respect to Class B Common Stock, in which case shares of Class A Common Stock shall be distributed with respect to Class B Common Stock, provided that the number of shares of Class A Common Stock that shall be distributed with respect to Class B Common Stock shall be equal to the number of shares of Class B Common Stock that otherwise would have been distributed. If the corporation shall in any manner subdivide or combine the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other such series of Common Stock shall be proportionately subdivided or combined in the same manner and on the same basis as the outstanding shares of Class A Common Stock or Class B Common Stock, as the case may be, which have been subdivided or combined.

          2. Voting Rights. The holders of shares of Class A Common Stock and of Class B Common Stock shall have the following voting rights:

               a. Each share of Class A Common Stock shall entitle the holder thereof to one (1) vote on all matters submitted to a vote of the shareholders of the corporation.

               b. Each share of Class B Common Stock shall entitle the holder thereof to ten (10) votes on all matters submitted to a vote of the shareholders of the corporation.

               c. The holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall vote together as one class on a11 matters submitted to a vote of shareholders of the corporation, except (i) as otherwise required by applicable law and (ii) in the case of a proposed issuance of shares of Class B Common Stock, which issuance shall require the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock voting separately as a class.

          3.   Transfer of Class B Common Stock to Permitted Transferee.

               a.   Except as provided in Section 3(b) or Section 4 of this
Article IIIB, no person holding shares of Class B Common Stock or any beneficial interest therein (a "Class B Holder") may voluntarily or involuntarily transfer (including without limitation the power to vote such shares of Class B Common Stock by proxy or otherwise except for proxies given to any Permitted Transferee of the Class B Holder), sell, assign, devise or bequeath any of such Class B Holder's interest in his Class B Common Stock, and the corporation and the transfer agent for the Class B Common Stock, if any (the "Transfer Agent"), shall not register the transfer of such shares of Class B Common Stock, whether by sale, grant of proxy, assignment, gift, devise, bequest, appointment or otherwise, except to a "Permitted Transferee" of such Class B Holder, which term shall include the corporation and shall have the following additional meanings in the following cases:

                    (i) In the case of a Class B Holder who is a natural person holding record and beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means: (a) the spouse of such Class B Holder (the "Spouse"); (b) a lineal descendant, or the spouse of such lineal descendant (collectively, "Descendants"), of such Class B Holder or of the Spouse; (c) the trustee of a trust (including a voting trust) for the benefit of such Class B Holder, the Spouse, other Descendants, or an organization contributions to which are deductible for federal income, estate or gift tax purposes (a "Charitable Organization"), and for the benefit of no other person; provided that such trust may grant a general or special power of appointment to the Spouse or to the Descendants and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or of the estate of such Class B Holder payable by reason of the death of such Class B Holder or the death of the Spouse or a Descendant, and that such trust (subject to the grant of a power of appointment as provided above) must prohibit transfer of shares of Class B Common Stock or a beneficial interest therein to persons other than Permitted Transferees as defined in subparagraph (ii) of this Section 3(a) (a "Trust"); (d) a Charitable Organization established by such Class B Holder or a Descendant; (e) an Individual Retirement Account, as defined in
     Section 408(a) of the Internal Revenue Code, of which such Class B Holder is a participant or beneficiary, provided that such Class B Holder is vested with the power to direct the investment of funds deposited into such Individual Retirement Account and to control the voting of securities held by such Individual Retirement Account (an "IRA"); (f) a pension, profit sharing, stock bonus or other type of plan or trust of which such Class B Holder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code, provided that such Class B Holder is vested with the power to direct the investment of funds deposited into such plan or trust and to control the voting of securities held by such plan or trust (a "Plan"); (g) a corporation all of the outstanding capital stock of which is owned by, or a partnership all of the partners of which are, such Class B Holder, his or her Spouse, his or her Descendants, any Permitted Transferee of the Class B Holder and/or any other Class B Holder or its Permitted Transferee determined pursuant to this subparagraph (i) of this Section 3(a), provided that if any share (or any interest in any share) of capital stock of such a corporation (or of any survivor of a merger or consolidation of such corporation), or any partnership interest in such a partnership, is acquired by any person who is not within such class of persons, all shares of Class B Common Stock then held by such corporation or partnership, as the case may be, shall be deemed without further act on anyone's part to be converted into shares of Class A Common Stock and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Class A Common Stock in the manner set forth in Section 4(b) of this Article IIIB;
     (h) another Class B Holder or such Class B Holder's Permitted Transferee determined pursuant to this subparagraph (i) of this Section 3(a); and (i) in the event of the death of such Class B Holder, such Class B Holder's estate.

                    (ii) In the case of a Class B Holder holding the shares of Class B Common Stock in question as trustee of an IRA, a Plan or a Trust other than a Trust described in subparagraph (iii) of this Section 3(a), "Permitted Transferee" means: (a) any participant in or beneficiary of such IRA, such Plan or such Trust, or the person who transferred such shares of Class B Common Stock to such IRA, such Plan or such Trust, and (b) a Permitted Transferee of any such person or persons determined pursuant to subparagraph (i) of this Section 3(a).

                    (iii) In the case of a Class B Holder holding the shares of Class B Common Stock in question as trustee pursuant to a Trust which was irrevocable on the Record Date (as defined below), "Permitted Transferee" means any person as of the Record Date to whom or for whose benefit principal may be distributed either during or at the end of the term of such Trust whether by power of appointment or otherwise. For purposes of these Articles of Incorporation, there shall be one "Record Date," which date shall be the date that is the record date for determining the persons to whom the Class B Common Stock is first distributed by the corporation.

                    (iv) In the case of a Class B Holder holding record (but not beneficial) ownership of the shares of Class B Common Stock in question as nominee for the person who was the beneficial owner thereof on the Record Date, "Permitted Transferee" means such beneficial owner and a Permitted Transferee of such beneficial owner determined pursuant to subparagraph (i), (ii), (iii), (v) or (vi) of this Section 3(a), as the case may be.

                    (v) In the case of a Class B Holder that is a partnership holding record and beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means any partner of such partnership, provided that such partner was a partner in the partnership at the time it first became a Class B Holder, or any Permitted Transferee of such partner determined pursuant to subparagraph (i) of this Section 3(a).

                    (vi) In the case of a Class B Holder that is a corporation, other than a Charitable Organization described in clause (d) of subparagraph (i) of this Section 3(a), holding record and beneficial ownership of the shares of Class B Common Stock in question (a "Corporate Holder"), "Permitted Transferee" means (a) any shareholder of such Corporate Holder, provided that such shareholder was a shareholder of the Corporate Holder at the time it first became a Class B Holder, or any Permitted Transferee of any such shareholder determined pursuant to subparagraph (i) of this Section 3(a); and (b) the survivor (the "Survivor") of a merger or consolidation of such Corporate Holder, so long as such Survivor is controlled, directly or indirectly, by those shareholders of the Corporate Holder who were shareholders of the Corporate Holder at the time the Corporate Holder first became a Class B Holder or any Permitted Transferees of such shareholders determined pursuant to subparagraph (i) of this Section 3(a).

                    (vii) In the case of a Class B Holder that is the estate of a deceased Class B Holder, or that is the estate of a bankrupt or insolvent Class B Holder, and provided such deceased, bankrupt or insolvent Class B Holder, as the case may be, held record and beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Class B Holder as determined pursuant to subparagraphs (i), (v) or (vi) of this Section 3(a), as the case may be.

                    (viii) In the case of any Class B Holder who desires to make a bona fide gift, "Permitted Transferee" means any other Class B Holder or its Permitted Transferee determined pursuant to subparagraph (i) of this
     Section 3(a).

                    (ix) In the case of any Class B Holder, "Permitted Transferee" means any person or entity that will hold record (but not beneficial) ownership of the shares of Class B Stock in question as nominee for the Class B Holder or its Permitted Transferee determined pursuant to subparagraph (i), (ii), (iii), (v) or (vi) of this Section 3(a), as the case may be.

               b. Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to, registered in the name of or voted by the pledgee and shall remain subject to this Section 3. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Class A Common Stock, as the pledgee may elect.

               c.   For purposes of this Section 3:

                    (i) The relationship of any person that is derived by or through legal adoption shall be considered a natural relationship.

                    (ii) Each joint owner of shares (if a Permitted Transferee) or owner of a community property interest in shares (if a Permitted Transferee) of Class B Common Stock shall be considered a "Class B Holder" of such shares.

                    (iii) A minor for whom shares of Class B Common Stock are held pursuant to a Uniform Transfer to Minors Act or similar law shall be considered a Class B Holder of such shares.

                    (iv) Unless otherwise specified, the term "person" means and includes natural persons, corporations, partnerships, limited liability companies, unincorporated associations, firms, joint ventures, trusts and all other entities.

                    (v) The conversion of Class B Common Stock into securities of another corporation in connection with a merger effected for the purpose of reincorporating the corporation in another state shall not constitute a transfer of such Class B Common Stock.

               d. Except as otherwise provided in Section 4(b), any purported transfer of shares of Class B Common Stock not permitted hereunder shall be void and of no effect, and the purported transferee shall have no rights as a shareholder of the corporation and no other rights against or with respect to the corporation. The corporation may, as a condition to the transfer or the registration of transfer of shares of Class B Common Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee. Each certificate representing shares of Class B Common Stock shall be endorsed with a legend that states that shares of Class B Common Stock are not transferable other than to certain transferees and are subject to certain restrictions as set forth in the Articles of Incorporation filed by the corporation with the Secretary of State of the State of California.

          4. Transfer of Class B Common Stock to Person Other than Permitted Transferee; Conversion and Exchange of Class B Common Stock.

               a. Each share of Class B Common Stock, at the option of its holder, may at any time be converted into one (1) fully paid and nonassessable share of Class A Common Stock. Such right shall be exercised by the surrender of the certificate representing such share of Class B Common Stock to be converted to the corporation at any time during normal business hours at the principal executive offices of the corporation or at the office of the Transfer Agent, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the corporation and to the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to Section 4(e).

               b. If the beneficial ownership (as determined under Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of

1934, as amended) of any share or any interest in any share of Class B Common Stock changes, voluntarily or involuntarily, such that each new beneficial owner of such share is not a "Permitted Transferee" (as defined in Section 3(a) of this Article IIIB) of the beneficial owner of such share of Class B Common Stock immediately prior to such change in beneficial ownership, then each such share shall thereupon be converted automatically into one (1) fully paid and nonassessable share of Class A Common Stock. A determination by the Secretary of the corporation that a change in beneficial ownership requires conversion under this paragraph shall be conclusive. Upon making such determination, the Secretary of the corporation shall promptly request of the holder of record of each such share that each such holder promptly deliver, and each such holder shall promptly deliver, the certificate representing each such share to the corporation for documentation of such conversion, together with instruments of transfer, in form satisfactory to the corporation and Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and together with transfer tax stamps or funds therefor, if required pursuant to Section 4(e) of this Article IIIB.

               c. As promptly as practicable following the surrender for conversion of a certificate representing shares of Class B Common Stock in the manner provided in paragraphs (a) or (b), as applicable, of this Section 4 and the payment in cash of any amount required by the provisions of Section 4(e) of this Article IIIB, the corporation will deliver or cause to be delivered at the office of the Transfer Agent to or upon the written order of the holder of such certificate, a certificate or certificates representing the number of full shares of Class A Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. In the case of a conversion under
Section 4(a) of this Article IIIB, such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Class B Common Stock. In the case of a conversion under Section 4(b), such conversion shall be deemed to have been made on the date that the beneficial ownership of such share has changed as set forth in Section 4(b). Upon the date any conversion under Section 4(a) is made, all rights of the holder of such shares as such holder shall cease, and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock; provided, however, that any such surrender and payment on any date when the stock transfer books of the corporation shall be closed shall constitute the person or persons in whose name or names the certificate or certificates representing shares of Class A Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which stock transfer books are open. Upon the date any conversion under Section 4(b) is made, all rights of the holder of such share as such holder shall cease, and the new beneficial owner or owners of such shares shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock.

               d. The corporation covenants that it will at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock as shall be issuable upon the conversion of all such outstanding shares of Class B Common Stock, provided that nothing contained herein shall be construed to preclude the corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Common Stock by delivery of purchased shares of Class A Common Stock that are held in the treasury of the corporation. The corporation covenants that if any shares of Class A Common Stock required to be reserved for purposes of conversion hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Class A Common Stock may be issued upon conversion, the corporation will cause such shares to be duly registered or approved, as the case may be. The corporation will endeavor to list the shares of Class A Common Stock required to be delivered upon conversion prior to such delivery upon each national securities exchange or automated quotation system upon which the outstanding Class A Common Stock is listed at the time of such delivery. The corporation covenants that all shares of Class A Common Stock that shall be issued upon conversion of the shares of fully paid and nonassessable Class B Common Stock will, upon issue, be fully paid and nonassessable.

               e. The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, then the person or persons requesting the issuance thereof shall pay to the corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the corporation that such tax has been paid.

          5. Liquidation Rights. Subject to the preferences applicable to preferred stock outstanding at any time, upon the liquidation, dissolution or winding up of the corporation, all of the remaining assets of this corporation to be distributed shall be distributed ratably to the holders of Common Stock in proportion to the amount of such stock owned by each such holder, provided that the holders of Share of Class A Common Stock and shares of Class B Common Stock shall be entitled to share equally, on a per share basis, in such distribution. A consolidation or merger of the corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the corporation, shall not be deemed to be a liquidation, dissolution, or winding up, within the meaning of this Section 6 of this Article IIIB.

          6.   Redemption. The Common Stock is not redeemable.

     C. Preferred Stock. The Preferred Stock authorized by these Articles of Incorporation may be issued from time to time in one or more series. The Board of Directors is authorized to determine the designation of any such series and to fix the number of shares of any such series. The Board of Directors may determine to alter the rights, preferences, privileges, and restrictions granted to and imposed upon any wholly unissued series of Preferred Stock. The Board of Directors may, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

                                  ARTICLE IV

     A. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     B. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors, or otherwise in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders."

          THREE: The foregoing amendment has been approved by the Board of Directors of said corporation.

          FOUR: The foregoing amendment was approved by the holders of the requisite number of shares of said corporation in accordance with Sections 902 and 903 of the General Corporation Law of California; the total number of outstanding shares of each class entitled to vote with respect to the foregoing amendment was fifteen thousand (15,000) shares of Common Stock. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock.

          The undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of their own knowledge.

          IN WITNESS WHEREOF, the undersigned has executed this certificate on February 26, 1999.

                                          /s/ Richard N. Nottenburg
                                          ----------------------------
                                          Richard N. Nottenburg
                                          President and Secretary

                                                                          [SEAL]

                      AMENDED AND RESTATED CERTIFICATE OF

                    DETERMINATION OF RIGHTS AND PREFERENCES

                              OF PREFERRED SHARES

                                      OF

                      MULTILINK TECHNOLOGY CORPORATION,

                           a California corporation

                   PURSUANT TO THE PROVISIONS OF SECTION 401

           OF THE GENERAL CORPORATION LAW OF THE STATE OF CALIFORNIA

          The undersigned, Richard N. Nottenburg, certifies that:

          FIRST: He is the President and the Secretary of Multilink Technology Corporation, a California corporation (the "Corporation").

          SECOND: That the Board of Directors of the Corporation, pursuant to the authority so vested in it by the Amended and Restated Articles of Incorporation of the Corporation, as amended, and in accordance with the provisions of Section 401 of the General Corporation Law of the State of California (the "California Corporation Law"), duly adopted the following resolutions amending and restating the designation of rights, preferences, privileges and restrictions of the Corporation's Series A Convertible Preferred Stock, par value $0.0001 per share (the "Series A Preferred") and creating the following class of Preferred Stock designated as Series B Convertible Preferred Stock, par value $0.0001 per share (the "Series B Preferred").

          THIRD: That the following resolutions designate one hundred seventy-one thousand one hundred sixty-four (171,164) shares of Series A Preferred, and that as of the date hereof, one hundred seventy-one thousand one hundred sixty-four (171,164) shares of Series A Preferred have been issued.

          FOURTH: That the following resolutions designate one hundred fifty thousand (150,000) shares of Series B Preferred, and that as of the date hereof, no shares of Series B Preferred have been issued.

          FIFTH: The resolutions duly adopted by the Board of Directors of the Company are as follows:

          WHEREAS, the Articles of Incorporation, as amended, of the Company authorize Preferred Stock consisting of one million (1,000,000) shares, par value of $0.0001 per share (the "Preferred Stock"), issuable from time to time in one or more series;

          WHEREAS, the Board of Directors of the Company is authorized, subject to limitations prescribed by law and by the provisions of Article III of the Corporation's Amended and Restated Articles of Incorporation, as amended, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation of rights, preferences, privileges and restrictions of the shares of such series;

          WHEREAS, the Board of Directors of the Company previously approved and filed with the California Secretary of State a Certificate of Determination of Rights and Preferences of Preferred Shares and a Certificate of Amendment thereto (together the "Original Certificate of Determination"):

          WHEREAS, it is the desire of the Board of Directors to amend and restate the Original Certificate of Determination to amend and restate designation of rights, preferences, privileges and restrictions of the Series A Preferred and to establish and fix the number of shares to be included in the Series B Preferred and the designation of rights, preferences, privileges and restrictions of the shares of such new series.

          NOW, THEREFORE, BE IT RESOLVED, that pursuant to Article III of the Corporation's Amended and Restated Articles of Incorporation, as amended, hereby there is established the following series of Preferred Stock with such designations and authorized number of shares as set forth herein: (a) one hundred seventy-one thousand one hundred sixty-four (171,164) shares of Series A Preferred and (b) one hundred fifty thousand (150,000) shares of Series B Preferred. Such shares of Convertible Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the following Determination of Rights, Preferences, Privileges and Restrictions of Convertible Preferred Stock (the "Determination of Preferred Stock"):

A.   Convertible Preferred Stock.
     ---------------------------

          1.   Definitions. As used in this Subsection A of this Determination
               -----------
of Preferred Stock, the following capitalized terms have the following meanings:

               (a) "Articles of Incorporation" shall mean the Amended and Restated Articles of Incorporation of the Corporation, as amended, to date.

               (b) "Board" shall mean the Board of Directors of the Corporation.

               (c) "Class A Common Stock" shall mean the Class A Common Stock of the Corporation, par value $0.0001 per share.

               (d) "Class B Common Stock" shall mean the Class B Common Stock of the Corporation, par value $0.0001 per share.

               (e) "Common Stock" shall mean the Class A Common Stock and the Class B Common Stock.

               (f)  "Conversion Price" shall have the meaning set forth in
      Section 5(a)(ii).

               (g) "Conversion Rights" shall have the meaning set forth in the preamble to Section 5.

               (h) "Convertible Preferred Stock" shall mean the Series A Preferred and the Series B Preferred.

               (i) "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for additional shares of Class A Common Stock.

               (j) "Corporation" shall have the meaning set forth in the recitals.

               (k) "Deferred Series A Redemption Date" shall have the meaning set forth in the Section 6(a).

               (l) "Deferred Series B Redemption Date" shall have the meaning set forth in the Section 6(b).

               (m)  "Liquidation Event" shall have the meaning set forth in
     Section 3(a).

               (n) "Preferred Stock" shall have the meaning set forth in the recitals.

               (o) "Qualified Public Offering" shall have the meaning set forth in Section 5(b)(i)(A).

               (p)  "Redemption Date" shall have the meaning set forth in
     Section 6(b).

               (q)  "Redemption Notice" shall have the meaning set forth in
     Section 6(d).

               (r)  "Redemption Price" shall have the meaning set forth in
     Section 6(c).

               (s) "Related Party" shall mean, with respect to an individual, such individual's immediate family members and any trust, corporation, partnership, limited liability company or other entity owned or controlled by such individual or his or her immediate family members, and, with respect to a corporation, any person or entity who controls, is controlled by, or is under common control with, such corporation.

               (t) "Series A Conversion Price" shall have the meaning set forth in Section 5(a)(i).

               (u) "Series A Initial Redemption Date" shall have the meaning set forth in the Section 6(a).

               (v) "Series A Preferred" shall have the meaning set forth in the recitals.

               (w) "Series A Redemption Date" shall have the meaning set forth in the Section 6(a).

               (x) "Series A Redemption Price" shall have the meaning set forth in Section 6(c).

               (y) "Series B Conversion Price" shall have the meaning set forth in Section 5(a)(ii).

               (z) "Series B Initial Redemption Date" shall have the meaning set forth in the Section 6(b).

               (aa) "Series B Preferred" shall have the meaning set forth in the recitals.

               (bb) "Series B Redemption Date" shall have the meaning set forth in the Section 6(b).

               (cc) "Series B Redemption Price" shall have the meaning set forth in Section 6(c).

          2.   Dividends
               ---------

         In each fiscal year of the Corporation, the holders of shares of Convertible Preferred Stock shall be entitled to receive, before any cash dividends shall be paid or declared and set aside for the Common Stock in such fiscal year, when and as declared by the Board, out of funds legally available for that purpose, dividends payable in an amount per share for such fiscal year equal to the per share amount, if any, of any cash dividend to be declared, paid or set aside for each share of Common Stock during such fiscal year, multiplied by the number of shares of Class A Common Stock into which each such share of Convertible Preferred Stock is then convertible. The Series A Preferred and Series B Preferred shall rank on a parity as to the declaration and payment of all dividends. Dividends for the Convertible Preferred Stock declared by the Board but not paid shall accrue. No dividend shall be declared or paid to any holders of shares of the capital stock of the Corporation, including without limitation holders of Common Stock, unless and until such a dividend of an equal or greater amount (determined on such as-converted basis) has first been declared and paid to the holders of shares of the Convertible Preferred Stock on a pari passu basis.

          3.   Liquidation, Dissolution or Winding Up
               --------------------------------------

               (a) In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a "Liquidation Event"), all assets and funds of the Corporation legally available for distribution shall be distributed to the holders of the Common Stock and the Convertible Preferred Stock in the following order of priority:

                    (i) First, ratably among the holders of the Convertible Preferred Stock on a pari passu basis until (A) the Series A Preferred holders have received the preferential amount of Ninety Dollars ($90.00) per share plus all declared and unpaid dividends thereon and (B) the Series B Preferred holders have received the preferential amount of Four Hundred Dollars ($400.00) per share plus all declared and unpaid dividends thereon; provided, that, the Series A Preferred and Series B Preferred shall rank on a parity as to the receipt of their respective preferential amounts for such series upon the occurrence of a liquidation event: provided, further, that if the assets and funds thus distributed among the holders of the Series A Preferred and Series B Preferred are insufficient to permit the payment to such holders of such full preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred and Series B Preferred in proportion to such full preferential amounts each such holder would be entitled to first receive based upon the aggregate liquidation preference of the Series A Preferred and the Series B Preferred held by each such holder and the aggregate liquidation preference of all Series A Preferred and Series B Preferred; and

                    (ii) Second, to the holders of the Common Stock and the Convertible Preferred Stock on a pro rata basis according to the number of shares of Common Stock (A) then held, with respect to the Common Stock, and (B) in the case the Convertible Preferred Stock, into which the shares of Convertible Preferred Stock then held are convertible.

               (b) A reorganization or merger of the Corporation with or into any other corporation or entity, or a sale of all or substantially all of the assets of the Corporation, in which transaction the Corporation's shareholders immediately prior to such transaction do not retain immediately after such transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the combined voting power of the outstanding voting stock of the surviving corporation (or its parent), shall be deemed to be a Liquidation Event within the meaning of this
     Section 3.

               (c) The dollar amounts specified in Section 3(a) and Section 6(c) shall be adjusted equitably in the event of any stock splits, stock dividends or similar capital modifications affecting the Common Stock or the Convertible Preferred Stock after the filing of this Amended and Restated Certificate of Determination of Rights and Preferences of Preferred Shares (the "Certificate of Determination"). No adjustment ?? any Conversion Price pursuant to this Certificate of Determination shall otherwise ?? the above liquidation preference dollar amounts.

               (d) Insofar as any distribution pursuant to Section 3(a) consists of property other than cash, the value thereof shall be, for purposes of the provisions of Section 3(a), the fair value at the time of such distribution as determined in good faith by the Board.

               (e) Each holder of Convertible Preferred Stock shall be deemed to have consented, for purposes of Sections 502, 503 and 506 of the California Corporations Code, to distributions made by the Corporation and approved by the Board in connection with the repurchase of shares of Common Stock issued to or held by employees, directors or consultants upon termination of their employment or services pursuant to agreements providing for such right of repurchase between the Corporation and such persons.

          4.   Voting
               ------

               (a) At all meetings of the shareholders of the Corporation and in the case of any actions of shareholders in lieu of a meeting, (i) each share of Series A Preferred shall be entitled to that number of votes equal to ten (10) times the number of whole shares of Class A Common Stock into which such share of Series A Preferred is then convertible and (ii) each share of Series B Preferred shall be entitled to the number of votes equal to the number of whole shares of Class A Common Stock into which such share of Series B Preferred is then convertible (in accordance with Section 5 hereof) on the record date set for the meeting or action or, if no record date is set, on the date of such meeting or the date such action is taken. Except as otherwise expressly provided below in this Section 4, in Article III.A.2.c. of the Articles of Incorporation or as required by law, the holders of Common Stock and Convertible Preferred Stock shall vote together as a single class in accordance with the preceding sentence, and neither the Common Stock nor any of the Convertible Preferred Stock shall be entitled to vote as a separate class on any matter to be voted on by shareholders of the Corporation.

               (b) The Corporation shall not amend, alter or repeal the preferences, privileges, special rights or other powers of the Series A Preferred, as set forth herein, in a manner adverse to the holders thereof, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred.

               (c) The Corporation shall not amend, alter or repeal the preferences, privileges, special rights or other powers of the Series B Preferred, as set forth herein, in a manner adverse to the holders thereof, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Preferred.

               (d) The Corporation shall not authorize or issue, or obligate itself to issue, any equity security which is senior to the Series A Preferred as to dividend rights, redemption or sinking fund rights, liquidation preferences, conversion rights, voting rights or otherwise, nor shall the Corporation increase or decrease the authorized number of shares of the Series A Preferred, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred.

               (e) The Corporation shall not authorize or issue, or obligate itself to issue, any equity security which is senior to the Series B Preferred as to dividend rights, redemption or sinking fund rights, liquidation preferences, conversion rights, voting rights or otherwise, nor shall the Corporation increase or decrease the authorized number of shares of the Series D Preferred, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Preferred.

               (f) The Corporation shall not declare or pay any dividend or other distribution upon the Common Stock or Convertible Preferred Stock, or purchase, redeem, to otherwise acquire any shares of Common Stock or Convertible Preferred Stock, or otherwise effect any "Distribution to its shareholders" as defined in Section 166 of the California Corporations Code ("Section 166") without the affirmative vote of the holders of a majority of the then outstanding shares of the Convertible Preferred Stock; provided, however, that such vote shall not be required in connection with either (i) any redemption of shares of Convertible Preferred Stock in accordance with the provisions of this Certificate of Determination, or
     (ii) the repurchase by the Corporation of shares issued by it to employees, directors, or consultants to the extent that such repurchase does not constitute a "Distribution to its shareholders" within the meaning of clause (c) of Section 166.

               (g) The Corporation shall not acquire or otherwise own any subsidiary except any subsidiary which is owned entirely by the Corporation or any subsidiary which is owned in part by the Corporation if such partially owned subsidiary is not owned in part by any officer, director or shareholder of the Corporation or any Related Party of any officer, director or shareholder of the Corporation, without the affirmative vote of the holders of a majority of the then outstanding shares of the Convertible Preferred Stock.

               (h) Notwithstanding the provisions of paragraph (d) above, the actions of the Corporation specified therein shall not require the separate affirmative vote of the holders of a majority of the Series A Preferred if less than twenty-five percent (25%) of the aggregate number of shares of Series A Preferred theretofore issued by the Corporation are at the time outstanding.

               (i) Notwithstanding the provisions of paragraph (e) above, the actions of the Corporation specified therein shall not require the separate affirmative vote of the holders of a majority of the Series B Preferred if less than twenty-five percent (25%) of the aggregate number of shares of the Series B Preferred theretofore issued by the Corporation are at the time outstanding.

               (j) Notwithstanding the provisions of paragraphs (f) and (g) above, the actions of the Corporations specified therein shall not require the separate affirmative vote of the holders of a majority of the Convertible Preferred Stock if less than fifty percent (50%) of the aggregate number of shares of Convertible Preferred Stock theretofore issued by the Corporation are at the time outstanding.

          5.   Conversion
               ----------

         The holders of the Convertible Preferred Stock shall have the following Conversion rights (the "Conversion Rights"):

               (a)  Optional Conversion.
                    -------------------

                   (i)   Series A Preferred. Each share of Series A Preferred
                         ------------------
         shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Class A Common Stock, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing Ninety Dollars ($90.00) by the applicable Series A Conversion Price (determined as hereinafter provided) in effect at the time of conversion. The Series A Conversion Price at which shares of Class A Common Stock shall be deliverable upon conversion of the Series A Preferred without the payment of any additional consideration by the holder thereof (the "Series A Conversion Price"), at the time of the filing of this Certificate of Determination, initially shall be Nine Dollars ($9.00). Such initial Series A Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Class A Common Stock into which the Series A Preferred is convertible, as hereinafter provided.

                    (ii) Series B Preferred. Each share of Series B Preferred
                         ------------------
          shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Class A Common Stock, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing Four Hundred Dollars ($400.00) by the applicable Series B Conversion Price (determined as hereinafter provided) in effect at the time of conversion. The Series B Conversion Price at which shares of Class A Common Stock shall be deliverable upon conversion of the Series B Preferred without the payment of any additional consideration by the holder thereof (the "Series B Conversion Price"), at the time of the filing of this Certificate of Determination, initially shall be Forty Dollars ($40.00). Such initial Series B Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Class A Common Stock into which the Series B Preferred is convertible, as hereinafter provided. The term "Conversion Price" shall mean the Series A Conversion Price or the Series B Conversion Price, as applicable.

               (b)  Automatic Conversion.
                    --------------------

                    (i)  Series A Preferred. Each share of Series A Preferred
                         ------------------
          shall be converted into shares of Class A Common Stock automatically upon:

                         (A) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of the Corporation's Common Stock if the aggregate purchase price of the Common Stock sold pursuant to such registration equals or exceeds Fifteen Million Dollars ($15,000,000) (a "Qualified Public Offering"); or

                         (B) the optional conversion into Class A Common Stock of a cumulative number of shares of the Series A Preferred representing a majority of the aggregate number of shares of the Series A Preferred theretofore issued by the Corporation.

                    (ii) Series B Preferred. Each share of Series B Preferred
                         ------------------
               shall be converted into shares of Class A Common Stock automatically upon:

                         (A)  the closing of a Qualified Public Offering; or

                         (B) the optional conversion into Class A Common Stock of a cumulative number of shares of the Series B Preferred representing a majority of the aggregate number of shares of the Series B Preferred theretofore issued by the Corporation.

               (c)  Fractional Shares. No fractional shares of Common Stock
                    -----------------
     shall be issued upon conversion of the Convertible Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

               (d)  Mechanics of Optional Conversion. Before any holder of
                    --------------------------------
     Convertible Preferred Stock shall be entitled to convert the same into full shares of Class A Common Stock, such holder shall surrender the certificate or certificates therefor, endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his attorney duly authorized in writing, at the office of the Corporation or of any transfer agent for the Convertible Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Class A Common Stock to be issued. As soon as practicable thereafter, the Corporation shall issue and deliver at such office to such holder of Convertible Preferred Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock at the close of business on such date. From and after such date, all rights of the holder with respect to the Convertible Preferred Stock so converted shall terminate, except only the right of such holder to receive certificates for the number of shares of Class A Common Stock issuable up011 conversion thereof and cash for fractional shares, plus any dividends thereon declared and unpaid as of the time of such conversion.

               (e)  Mechanics of Automatic Conversion. All holders of record of
                    ---------------------------------
     shares of Convertible Preferred Stock will be given written notice of the date of any automatic conversion referenced in Section 5(b). Such notice will be sent by mail; first class, postage prepaid, to each record holder of Convertible Preferred Stock at such holder's address appearing on the stock register. Promptly after receiving such notice, each holder of shares of Convertible Preferred Stock shall surrender such holder's certificate or certificates for all such shares to the Corporation at the place designated in such notice, and thereafter shall receive certificates for the number of shares of Class A Common Stock or such other securities to which such holder is entitled. Upon the date of any such automatic conversion, all rights with respect to the Convertible Preferred Stock will terminate, except only the right of the holders thereof, upon surrender of their certificate or certificates therefore, to receive certificates for the number of shares of Class A Common Stock or such other securities into which such Convertible Preferred Stock has been converted and cash for fractional shares, plus any dividends thereon declared and unpaid as of the time of such conversion. All certificates evidencing shares of Convertible Preferred Stock which are converted automatically in accordance with the provisions hereof shall be deemed to have been retired and canceled from and after the date of such automatic conversion, and the shares of Convertible Preferred Stock represented thereby converted into Class A Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates. As soon as practicable after the date of any such automatic conversion and the surrender of the certificate or certificates for Convertible Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered to such holder, or to such holder's written order, a certificate or certificates for the number of full shares of Class A Common Stock or such other securities issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 5(c) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

          (f)  Certain Adjustments to Conversion Price.
               ---------------------------------------

               (i)  Adjustment for Stock Splits, Stock Dividends and
                    ------------------------------------------------
     Combinations of Common Stock. In the event the outstanding shares of Class
     ----------------------------
     A Common Stock shall be subdivided (split), or combined (reverse split) further, by reclassification or otherwise, after the filing of this Certificate of Determination, or in the event of any dividend or other distribution payable on the Class A Common Stock in shares of Class A Common Stock, the Conversion Price in effect immediately prior to such subdivision, combination, dividend or other distribution shall be adjusted proportionately, concurrently with the effectiveness of such subdivision, combination or dividend or other distribution.

               (ii) Adjustment for Merger or Reorganization, Etc. In case of a
                    --------------------------------------------
     reclassification, reorganization or exchange transaction or any consolidation or merger of the Corporation with another corporation (other than a merger or other reorganization which is deemed to be a liquidation pursuant to Section 3(b) of this Subsection (A), each share of Convertible Preferred Stock shall be convertible thereafter into the number of shares of stock or other securities or property to which a holder of the number of shares of Class A Common Stock of the Corporation deliverable upon conversion of such Convertible Preferred Stock would have been entitled upon such reclassification, reorganization, exchange, consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Convertible Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price) shall be applicable thereafter, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Convertible Preferred Stock.

               (iii) Adjustments for Other Dividends and Distributions. In the
                     -------------------------------------------------
     event the Corporation at any time or from time to time after the filing of this Certificate of Determination makes or fixes a record date for the determination of holders of Class A Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Class A Common Stock, then and in each such event provision shall be made so that the holders of Convertible Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Class A Common Stock receivable thereupon, the amount of securities of the Company which they would have received had their Convertible Preferred Stock been converted into Class A Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Convertible Preferred Stock.

          (g)  Certificate as to Adjustments. Upon the occurrence of each
               -----------------------------
adjustment or readjustment of a Conversion Price of any of the Convertible Preferred Stock pursuant to this Section 5, the Corporation, at its expense, promptly shall compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. At any time, upon the written request of any holder of any Convertible Preferred Stock, the Corporation shall furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the applicable Conversion Price of such Convertible Preferred Stock at the time in effect; and (iii) the number of shares of Class A Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Convertible Preferred Stock.

          (h)  Notices of Record Date. In the event of any taking by the
               ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, any capital reorganization of the Corporation, any reclassification or recapitalization of the Corporation's capital stock, any consolidation or merger with or into another corporation, any transfer of all or substantially all of the assets of the Corporation or any dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Convertible Preferred Stock, at least ten (10) days prior to the date specified for the taking of a record, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or other such event.

          (i)  Class A Common Stock Reserved. The Corporation shall reserve and
               -----------------------------
keep available out of its authorized but unissued Common Stock such number of shares of Class A Common Stock as shall be sufficient to effect the full conversion of all outstanding Convertible Preferred Stock from time to time.

          (j)  Payment of Taxes. The Corporation will pay all taxes (other than
               ----------------
taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Convertible Preferred Stock, other than any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Convertible Preferred Stock so converted were registered.

          (k)  No Impairment. The Corporation will not avoid or seek to avoid
               -------------
the observance or performance of any of the terms to be observed or performed hereunder by the Corporation by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation merger, dissolution, issue or sale of securities, or any other voluntary action. The Company will assist in the carrying out of all the provisions hereof at all times, in good faith, and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Convertible Preferred Stock as set forth herein against impairment.

     6.   Mandatory Redemption of Convertible Preferred Stock.
          ---------------------------------------------------

          (a)  Mandatory Redemption of Series A Preferred. Beginning on any date
               ------------------------------------------
specified by the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred, which date shall be no sooner than March 31, 2005 (the "Series A Initial Redemption Date"), but only if such majority so elects and so specifies a Series A Redemption Date, the Corporation shall redeem the Series A Preferred in the manner and at the applicable Series A Redemption Price (hereinafter specified). The Corporation shall redeem the Series A Preferred in three (3) equal annual installments beginning on the Series A Initial Redemption Date and on each of the first and second anniversaries of the Series A Initial Redemption Date (each, a "Series A Redemption Date"). In the event the Corporation does not have sufficient funds legally available to redeem all of the Series A Preferred on any Series A Redemption Date, the Corporation shall redeem pro rata (based upon the number of shares held by each holder) the maximum number of shares of Series A Preferred it can legally redeem on such date, and shall redeem the remainder as soon as the Corporation has funds legally available therefor on one or more occasions as necessary. Each deferred date upon which the Corporation redeems shares of Series A Preferred in accordance with the immediately preceding sentence is also herein referred to as a "Deferred Series A Redemption Date."

          (b)  Mandatory Redemption of Series B Preferred. Beginning on any
               ------------------------------------------
date specified by the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Preferred, which date shall be no sooner than March 31, 2005 (the "Series B Initial Redemption Date"), but only if such majority so elects and so specifies a Series B Redemption Date, the Corporation shall redeem the Series B Preferred in the manner and at the applicable Series B Redemption Price (hereinafter specified). The Corporation shall redeem the Series B Preferred in three (3) equal annual installments beginning on the Series B Initial Redemption Date and on each of the first and second anniversaries of the Series B Initial Redemption Date (each, a "Series B Redemption Date"). In the event the Corporation does not have sufficient funds legally available to redeem all of the Series B Preferred on any Series B Redemption Date, the Corporation shall redeem pro rata (based upon the number of shares held by each holder) the maximum number of shares of Series B Preferred it can legally redeem on such date, and shall redeem the remainder as soon as the Corporation has funds legally available therefor on one or more occasions as necessary. Each deferred date upon which the Corporation redeems shares of Series B Preferred in accordance with the immediately preceding sentence is also herein referred to as a "Deferred Series B Redemption Date." The term "Redemption Date" shall mean the Series A Redemption Date or the Series B Redemption Date, as applicable.

          (c)  Price. The redemption price shall be an amount per share equal to
               -----
(i) Ninety Dollars ($90.00) plus any dividends declared but unpaid thereon for the Series A Preferred (the "Series A Redemption Price") or (ii) Four Hundred Dollars ($400.00) plus any dividends declared but unpaid thereon for the Series B Preferred (the "Series B Redemption Price") The term "Redemption Price" shall mean the Series A Redemption Price or Series B Redemption Price, as applicable.

          (d)  Redemption Notice by Company. Not less than ten (10) days nor
               ----------------------------
more than thirty (30) days prior to the Initial Series A Redemption Date, Initial Series B Redemption Date and any other Redemption Date, the Corporation shall mail written notice (a "Redemption Notice"), postage prepaid, to each holder of record of Convertible Preferred Stock at the holder's post office address last shown on the records of the Corporation. Each Redemption Notice shall state:

               (i)  the number of outstanding shares of:

                    (A) Series A Preferred to be redeemed on such Series A Redemption Date, which in any event shall equal no more than one-third (1/3) of all shares of Series A Preferred outstanding as of the Initial Series A Redemption Date, and no more than one-half (1/2) of all shares of Series A Preferred outstanding on any subsequent Series A Redemption Date (other than a Deferred Series A Redemption Date, in which case the Redemption Notice shall specify no more than that number of shares of Series A Preferred that were not redeemed by the Corporation on the most recent Series A Redemption Date due to a lack of sufficient funds legally available for such redemption); or

                    (B) Series B Preferred to be redeemed on such Series B Redemption Date, which in any event shall equal no more than one-third

               (1/3) of all shares of Series B Preferred outstanding as of the Initial Series B Redemption Date, and no more than one-half (1/2) of all shares of Series B Preferred outstanding on any subsequent Series B Redemption Date (other than a Deferred Series B Redemption Date, in which case the Redemption Notice shall specify no more than that number of shares of Series B Preferred that were not redeemed by the Corporation on the most recent Series B Redemption Date due to a lack of sufficient funds legally available for such redemption);

                    (ii) the number of shares of the Series A Preferred or Series B Preferred, as applicable, held by the holder which the Corporation shall redeem on such Redemption Date in accordance with the provisions hereof;

                    (iii) that the shares of Series A Preferred or Series B Preferred, as applicable, to be redeemed by the Corporation shall be redeemed on such Redemption Date, which shall be specified as a calendar date and shall be a business day;

                    (iv)  the applicable Redemption Price; and

                    (v) the time and manner in, and place at, which the holder is to surrender to the Corporation the certificate or certificates representing the shares of Series A Preferred or Series B preferred, as applicable, to be redeemed on the Redemption Date.

               (e)  Surrender of Stock. On or before each Redemption Date, each
                    ------------------
     holder of Convertible Preferred Stock to be redeemed pursuant to this
     Section 6 shall surrender to the Corporation the certificate or certificates representing the shares to be redeemed on such Redemption Date, in the manner and at the place designated in the Redemption Notice, and upon each such Redemption Date the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, or to such payee as such owner may designate in writing to the Corporation prior to each such Redemption Date, and each surrendered certificate shall be canceled and retired.

               (f)  Termination of Rights. If a Redemption Notice is duly given
                    ---------------------
     and if, on or prior to a Redemption Date, the Redemption Price is paid, then, notwithstanding that the certificates evidencing any of the shares of Convertible Preferred Stock so called for redemption have not been surrendered, all rights with respect to such shares shall cease forthwith after such Redemption Date cease.

          7.   Reissuance of Preferred Stock.
               -----------------------------

          No shares of Convertible Preferred Stock which are redeemed, purchased or acquired by the Corporation or converted into Common Stock shall be reissued, and all such share shall be canceled and eliminated from the shares which the Corporation shall be authorized to issue.

          SIXTH: The foregoing amendment was approved by the holders of the requisite number of shares of said Corporation in accordance with Sections 902 and 903 of the General Corporation Law of California; the total number of outstanding shares of each class entitled to vote with respect to the foregoing amendment was two hundred thousand shares of Class A Common Stock, two million eight hundred thousand shares of Class B Common Stock and one hundred seventy-one thousand one hundred sixty-four (171,164) shares of Series A Preferred.
The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being (i) a majority of the outstanding shares of Common Stock and Series A Preferred voting together as a single class, and (ii) a majority of the outstanding shares of Series A Preferred voting as a single class.

          The undersigned declares under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true of my own knowledge.


DATE: March 22, 2000             /s/ Richard N. Nottenburg
                                 ------------------------------
                                 Richard N. Nottenburg,
                                 President and Secretary

                          CERTIFICATE OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                      MULTILINK TECHNOLOGY CORPORATION,
                           a California corporation

     The undersigned, Richard N. Nottenburg hereby certifies that:

     FIRST: He is the duly elected and acting President and Secretary of Multilink Technology Corporation, a California corporation.

     SECOND: Paragraph A of ARTICLE III of the Articles of Incorporation of this corporation is amended to read as follows:

                                 "ARTICLE III

     A.   Classes of Stock; Stock Split.

          1. Classes of Stock. This corporation is authorized to issue three classes of stock to be designated, respectively, "Class A Common Stock," "Class B Common Stock" and "Preferred Stock." The Class A Common Stock and Class B Common Stock are hereinafter referred to collectively as "Common Stock." The total number of shares of stock which the corporation is authorized to issue is Three Hundred Ten Million (310,000,000) shares. Two Hundred Million (200,000,000) share shall be Class A Common Stock, par value $.0001 per share, One Hundred Million (100,000,000) shares shall be Class B Common Stock, par value $.0001 per share, and Ten Million (10,000,000) shares shall be Preferred Stock, par value $.0001 per share.

          2. Stock Split. Upon the Amendment of this article to read as herein set forth, each outstanding share of Common Stock and Preferred Stock of the corporation will automatically be split up and converted into ten (10) shares of each said class or series."

     THIRD: The foregoing amendment, hereby provides for equal treatment for each outstanding share of the same class or series of all Common and Preferred Stock of the Corporation. The designation of rights, preferences, privileges and restrictions of the Corporation's Preferred Stock as set forth in the Amended and Restated Certificate of Determination of Rights and Preferences of Preferred Shares of the Corporation, remain in effect and unchanged.

     FOURTH: The foregoing amendment of Articles of Incorporation has been duly approved by the Corporation's board of directors.

     FIFTH: The foregoing amendment of Articles of Incorporation has been duly approved by the holders of the requisite number of shares of said corporation in accordance with Sections 902 and 903 of the General Corporation Law of California; the total number of outstanding shares of each class entitled to vote with respect to the foregoing amendment was two hundred thousand (200,000) shares of Class A Common Stock, two million eight hundred thousand (2,800,000) shares of Class B Common Stock, one hundred seventy-one thousand one hundred sixty-four (171,164) shares of Series A Preferred Stock and one hundred thousand (100,000) shares of Series B Preferred Stock. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being (i) a majority of the outstanding shares of Common Stock and Series A Preferred and Series B Preferred voting together as a single class, (ii) a majority of the outstanding shares of Class A Common Stock voting as a single class, (iii) a majority of the outstanding shares of Class B Common Stock voting as a single class, (iv) a majority of the outstanding shares of Series A Preferred voting as a single class, and (v) a majority of the Series B Preferred voting as a single class.

     The undersigned further declares under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of his own knowledge.

     IN WITNESS WHEREOF, the undersigned has executed this certificate on June 21, 2000.

                                             /s/ Richard N. Nottenburg,
                                             --------------------------------
                                             Richard N. Nottenburg,
                                             President and Secretary

                                                        F I L E D
                                         In the office of the Secretary of State
                                                of the State of California

                                                        JUN 22 2000

                                                       /s/ Bill Jones
                                              BILL JONES, Secretary of State

                                    1748156

                          CERTIFICATE OF AMENDMENT OF

                      AMENDED AND RESTATED CERTIFICATE OF

                    DETERMINATION OF RIGHTS AND PREFERENCES

                              OF PREFERRED SHARES

                                      OF

                      MULTILINK TECHNOLOGY CORPORATION,
                           a California corporation

                   PURSUANT TO THE PROVISIONS OF SECTION 401
           OF THE GENERAL CORPORATION LAW OF THE STATE OF CALIFORNIA

          The undersigned, Richard N. Nottenburg hereby certifies that:

          FIRST: He is the duly elected and acting President and Secretary of Multilink Technology Corporation, a California corporation.

          SECOND: That the Board of Directors of the Corporation, pursuant to the authority so vested in it by the Amended and Restated Articles of Incorporation of the Corporation, as amended, and in accordance with the provisions of Section 401 of the general Corporation Law of the State of California (the "California Corporation Law"), duly adopted the following resolutions amending the designation of rights, preferences, privileges and restrictions of the Corporation's Series A Convertible Preferred Stock, par value $0.0001 per share (the "Series A Preferred") and Series B Convertible Preferred Stock, par value $0.0001 per share (the "Series B Preferred").

          THIRD: That the following resolutions designate one million seven hundred eleven thousand six hundred forty (1,711,640) shares of Series A Preferred, and that as of the date hereof, one hundred seventy-one thousand one hundred sixty-four (171,164) shares of Series A Preferred have been issued.

          FOURTH: That the following resolutions designate one million five hundred thousand (1,500,000) shares of Series B Preferred, and that as of the date hereof, one hundred thousand (100,000) shares of Series B Preferred have been issued.

          FIFTH: The resolutions duly adopted by the Board of Directors of the Corporation are as follows:

          WHEREAS, the Amended and Restated Articles of Incorporation, as amended, of the Corporation authorized Preferred Stock consisting of ten million (10,000,000) shares, par value of $0.0001 per share (the "Preferred Stock"), issuable from time to time in one or more series:

         WHEREAS, the Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and by the provisions of Article III of the Corporation's Amended and Restated Articles of Incorporation, as amended, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation of rights, preferences, privileges and restrictions of the shares of such series;

          WHEREAS, the Board of Directors of the Corporation previously approved and filed with the California Secretary of State an Amended and Restated Certificate of Determination of Rights and Preferences of Preferred Shares (the "Certificate of Determination");

          WHEREAS, it is the desire of the Board of Directors to amend the Certificate of Determination to increase the authorized number of shares to be included in the Series A Preferred and the Series B Preferred.

          NOW, THEREFORE, BE IT RESOLVED, that pursuant to Article III of the Corporation's Amended and Restated Articles of Incorporation, as amended, the following series of Preferred Stock shall have the authorized number of shares as set forth herein: (a) one million seven hundred eleven thousand, six hundred forty (1,711,640) shares shall be designated Series A Preferred and (b) one million five hundred thousand (1,500,000) shares shall be designated Series B Preferred. Such shares of Convertible Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the Certificate of Determination, as amended.

          FIFTH: The foregoing amendment of Amended and Restated Certificate of Determination of Rights and Preferences of Preferred Shares has been duly approved by the holders of the requisite number of shares of said corporation in accordance with Sections 902 and 903 of the General Corporation Law of California; the total number of outstanding shares of each class entitled to vote with respect to the foregoing amendment was two hundred thousand (200,000) shares of Class A Common Stock, two million eight hundred thousand (2,800,000) shares of Class B Common Stock, one hundred seventy-one thousand one hundred sixty-four (171,164) shares of Series A Preferred Stock and one hundred thousand (100,000) shares of Series B Preferred Stock. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being (i) a majority of the outstanding shares of Common Stock and Series A Preferred and Series B Preferred voting together as a single class, (ii) a majority of the outstanding shares of Class A Common Stock voting as a single class, (iii) a majority of the outstanding shares of Class B Common Stock voting as a single class, (iv) a majority of the outstanding shares of Series A Preferred voting as a single class, and (v) a majority of the Series B Preferred voting as a single class.

         The undersigned further declares under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of his own knowledge.

         IN WITNESS WHEREOF, the undersigned has executed this certificate on June 21, 2000

                                             /s/ Richard N. Nottenburg
                                             --------------------------------
                                             Richard N. Nottenburg,
                                             President and Secretary

                                                                          [SEAL]